UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 26, 2008

                               ES BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Maryland                        000-52178                  20-4663714
-------------------------------     ---------                  -----------
(State or Other Jurisdiction)       (Commission File No.)   (I.R.S. Employer
  of Incorporation)                                          Identification No.)


68 North Plank Road, Newburgh, New York                        12550
---------------------------------------                        -----
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (845) 561-0003
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition
             ---------------------------------------------

     ES Bancshares, Inc. (the "Company") (OTCBB: ESBS) announced today that it anticipates recording a provision for loan losses of approximately $90,000 for the quarter ended June 30, 2008. This increase to the general reserve will be made in recognition of the overall growth in the Company's loan portfolio in the quarter as well as increased credit risk that has likely resulted from economic weakness in its market area resulting from falling home values, rising unemployment, and the spiraling increases in energy and other commodity prices.

Item 9.01.   Financial Statements and Exhibits
             ---------------------------------

  (a) Financial Statements of Businesses Acquired. Not applicable.
  (b) Pro Forma Financial Information. Not applicable.
  (c) Shell Company Transactions. Not applicable.
  (d) Exhibits. Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        ES BANCSHARES, INC.


DATE:  June 26, 2008                    By: /s/ Anthony P. Costa
                                            --------------------
                                            Anthony P. Costa
                                            Chairman and Chief Executive Officer